Exhibit 99.1

November 1, 2019

Dear Fellow Stockholder,

The InvenTrust management team is dedicated to engaging directly with our shareholders and listening to their feedback. To this end, over the past year and a half, we conducted more than a dozen in-person investor meetings, hosted numerous webcasts, and held conversations with thousands of you through emails and phone calls. From these interactions, it became apparent that a share repurchase program available multiple times a year accommodating different life events a shareholder may experience was something InvenTrust needed to explore to best help our shareholders. Therefore, I am pleased to announce that InvenTrust Properties will launch both a Share Repurchase Program (“SRP”) and a Dividend Reinvestment Plan (“DRP”). These programs will offer qualifying shareholders a multitude of benefits – investment flexibility, liquidity opportunities multiple times a year and the opportunity to reinvest and purchase IVT shares at a discount to the Company’s estimated share value. The shares will also be repurchased by IVT at a value well-above current mini-tender and secondary market pricing.

Share Repurchase Program

On December 1, 2019, the Share Repurchase Program will officially become active. We believe the SRP will provide our original shareholders a liquidity tool and flexibility you may need due to different life events or a change in your investment strategy. Here are some of the details of the program:

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To be eligible for any of the SRP categories, you must be a Qualifying shareholder. Qualifying shareholders are those that purchased their shares of common stock[1] from the Company during our initial offer periods from 2005 to 2009 or acquired their shares through one or more non-cash transactions. Any shares purchased on the secondary market or via a third party mini-tender will not be eligible for the SRP.

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There are a number of categories a shareholder will have the opportunity to participate in through this program. Each category has been prioritized and all shares in that category will be purchased before shares in the next category will be redeemed.

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Category 1 (the first shares to be repurchased) – Upon the passing of a shareholder registered on an InvenTrust account, their heirs or co-owner on the account will have the opportunity to sell shares back to InvenTrust. The Qualifying Event must have occurred after September 13, 2018.

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Category 2 – The classified disability (as determined by an applicable governmental agency) or the determination of incompetence (as determined by a U.S. Court) of a registered shareholder on an InvenTrust account. The Qualifying Event must have occurred after September 13, 2018.

○	Category 3 – An investor in need of a Required Minimum Distribution (“RMD”) out of an IRA investment account will have the option to sell shares back to InvenTrust.

○	Category 4 (the final shares to be repurchased) – This will be a general SRP category that all other Qualified shareholders will be eligible to participate in.

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The money for the SRP will come from funds raised through the quarterly DRP process discussed in this letter, with an additional $20 million provided by InvenTrust at the outset of the program. InvenTrust will have the ability to inject additional funds into the SRP by the determination of the IVT Board. Please be aware that funds available for the SRP many not be sufficient to accommodate the demand for the entire funds requested for the SRP. If that is the case, your SRP application will remain in the queue and you will not need to resubmit your SRP request.

•	Shares will be repurchased for all SRP categories at a 25% discount to our current estimated share value. This means that today, the repurchase value would be $2.355.

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InvenTrust must receive your repurchase request or withdrawal from the program, along with other documentation, as applicable, in good order at least five business days before the repurchase date. InvenTrust will repurchase shares twice a year in late June and late December.

•	To register for the SRP please contact our Investor Services team at 855-377-0510 or visit http://www.inventrustsrp.com/ to complete your SRP application.

Dividend Reinvestment Plan

As of November 1, 2019, all shareholders may register for the DRP. Shareholders registered for the DRP, upon the next quarterly dividend, will receive new shares of InvenTrust in the amount equal to the cash value they would have received from their quarterly cash dividend. As an added incentive for shareholders to participate in the plan, DRP shares will be purchased at a 25% discount to the Company’s current estimated share value of $3.14. This means that all shares purchased under the DRP will be at $2.355 per share.

We believe the DRP program will be an attractive investment opportunity to InvenTrust shareholders for several reasons:

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InvenTrust’s dividend is $0.0737 per share on an annualized basis. Shares purchased through the DRP at $2.355 raises the dividend rate on those shares to 3.13%. This is well above the current 2.35% dividend rate on shares valued at $3.14.

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The purchase price of DRP shares will be $2.355, but the value of the shares will be recorded on shareholder account statements at a value of $3.14. This means each DRP share will increase a shareholder’s value in InvenTrust but will lower the average per share cost for their IVT investment.

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Shareholders who elect to participate in the plan may do so at any time. Shareholders residing in a jurisdiction that has not yet approved InvenTrust’s DRP will continue to receive a cash dividend until such jurisdiction has provided approval.

•	New shares will automatically be added to your InvenTrust account each quarter.

As a large shareholder myself, I believe in our strategy and our portfolio of assets, so I plan on participating in the DRP investment opportunity. If you are interested as well, simply register online via Computershare’s Investor Center or call our Investor Services team to have them walk you through the registration process.

We are confident in the benefits these programs will provide shareholders. We also believe the programs will help address your personal financial needs and the liquidity desires of some of our shareholders at a value above the secondary market. Most importantly, the structure and execution of these programs does not remove InvenTrust’s focus on our portfolio strategy or the pursuit of a final liquidity event when market conditions are right.

Complete details for these programs are available on our website and in our SEC filings. As always please feel free to contact us with any questions. To the 150,000 shareholders invested in InvenTrust – I want to emphasize that the InvenTrust team continues to be proactive and diligent in our efforts to try and increase the value of the InvenTrust platform. Thank you again for your continued support and investment in InvenTrust.

Sincerely,

INVENTRUST PROPERTIES CORP.

Thomas P. McGuinness

President, CEO

Forward-Looking Statements in this letter, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain and involve known and unknown risks that are difficult to predict. For a discussion of factors that could materially affect the outcome of the Company’s forward-looking statements and our future results and financial condition, see the Risk Factors included in the Company’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. You are cautioned not to place undue reliance on any forward-looking statements, which are made as of the date of this letter. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information, future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward looking statements.

This letter does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor there be any sale of securities referred to in this letter, in any jurisdiction in which any such offer, solicitation or sale is not permitted. Furthermore, nothing in this letter is intended to provide tax, legal or investment advice. You should consult your business advisor, attorney and/or tax and accounting advisor regarding your specific business, legal or tax situation. During a given Redemption period, IVT may reach its repurchase limit for such period equal to 5% of the weighted-average number of shares outstanding, meaning your repurchase request may not be processed for redemption or you will only receive a proration of your request redeemed.

1- Common stock, $0.001 par value per share.